UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07    Submission of Matters to a Vote of Security Holders.

KLA-Tencor Corporation (the "Company") held its fiscal year 2013 Annual Meeting of Stockholders (the "2013 Annual Meeting") on November 6, 2013.  Of the 166,720,455 shares of the Company's common stock outstanding as of September 17, 2013 (the record date), 146,162,782 shares, or 87.67%, were present or represented by proxy at the 2013 Annual Meeting. Five proposals were considered at the 2013 Annual Meeting.

Proposal One. Last year, the Company's stockholders approved management's proposal to declassify the Company's Board of Directors, beginning with the 2013 Annual Meeting. Accordingly, at the 2013 Annual Meeting, the stockholders elected the four candidates nominated by the Company's Board of Directors (whose three-year terms expired at the 2013 Annual Meeting) to serve as directors for one-year terms, each until his or her successor is duly elected. The table below presents the results of the election:

Name	For	Withheld	Broker Non-Votes
Edward W. Barnholt	132,119,777	1,001,164	13,041,841
Emiko Higashi	132,968,429	152,512	13,041,841
Stephen P. Kaufman	131,331,919	1,789,022	13,041,841
Richard P. Wallace	132,529,377	591,564	13,041,841

The Company's incumbent directors whose existing three-year terms expire in 2014 (Robert M. Calderoni, John T. Dickson and Kevin J. Kennedy, who are designated as Class I Directors) and in 2015 (Robert T. Bond, Kiran M. Patel and David C. Wang, who are designated as Class III Directors) were not subject to reelection at the 2013 Annual Meeting, and their respective terms of office as members of the Board of Directors continued after the meeting.

Proposal Two. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
145,253,582	790,715	118,485	—

Proposal Three. The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
131,157,154	1,767,750	195,781	13,042,097

Proposal Four. The stockholders approved the amendment and restatement of the Company's 2004 Equity Incentive Plan to, among other things, extend the plan's expiration date, increase the number of shares reserved for issuance under the plan by 2,900,000 shares and reapprove the material terms of the plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)"). The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
129,008,620	3,958,382	153,683	13,042,097

Proposal Five. The stockholders reapproved the material terms of the Company's Performance Bonus Plan for purposes of Section 162(m). The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
131,559,462	1,384,532	176,691	13,042,097

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date:	November 12, 2013	By: /s/ BRIAN M. MARTIN
Name: Brian M. Martin
Title: Executive Vice President and General Counsel